Exhibit 99

News Release

FOR IMMEDIATE RELEASE	Media contacts:
January 8, 2019	Eric Wilkens
908.559.3063
eric.wilkens@verizon.com

Verizon reports strong customer loyalty and wireless net additions in 4Q 2018

LAS VEGAS - Verizon Communications Inc. (NYSE, Nasdaq: VZ) has entered 2019 with substantial momentum following a strong finish in fourth-quarter 2018, according to comments made today by Ronan Dunne, executive vice president and head of Verizon Wireless.
Speaking at the Citi 2019 Global TMT West investor conference here, Dunne said that Verizon Wireless posted 1.2 million retail postpaid net additions in fourth-quarter 2018, of which approximately 650,000 were phone net additions. He said retail postpaid phone churn was 0.82 percent in the fourth quarter, indicating continued strong customer loyalty.
“In a highly competitive wireless market, our connections growth and churn rates signal that customers are attracted to our network superiority and reliability, as well as our unique product offerings,” Dunne said. “We enter 2019 excited about the possibilities that 5G will bring, and confident that customers will benefit from the best products, on the best plans, on the best network.”
Verizon will report fourth-quarter and full-year 2018 earnings on Tuesday, Jan. 29.

Verizon Communications Inc. (NYSE, Nasdaq: VZ) is headquartered in New York City. The company operates America’s most reliable wireless network and the nation’s premier all-fiber network, and delivers integrated solutions to businesses worldwide. With brands like Yahoo, Techcrunch and HuffPost, the company's media group helps consumers stay informed and entertained, communicate and transact, while creating new ways for advertisers and partners to connect. Verizon's corporate responsibility prioritizes the environmental, social and governance issues most relevant to its business and impact to society.

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Forward-looking statements
In this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “expects,” “hopes” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: adverse conditions in the U.S. and international economies; the effects of competition in the markets in which we operate; material changes in technology or technology substitution; disruption of our key suppliers’ provisioning of products or services; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks; breaches of network or information technology security, natural disasters, terrorist attacks or acts of war or significant litigation and any resulting financial impact not covered by insurance; our high level of indebtedness; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; material adverse changes in labor matters, including labor negotiations, and any resulting financial and/or operational impact; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or treaties, or in their interpretation; changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; the inability to implement our business strategies; and the inability to realize the expected benefits of strategic transactions.